UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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PILGRIM’S PRIDE CORPORATION

(Name of Registrant as Specified In Its Charter)

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[PILGRIM’S PRIDE LOGO]

PILGRIM’S PRIDE CORPORATION ANNOUNCES THE PRICING OF $100M OF SENIOR UNSECURED NOTES

Pittsburg, TX, August 13, 2003 – Pilgrim’s Pride Corporation (NYSE: CHX, CHX.a), announced today that it has priced the sale of $100 million of its 9.625% senior unsecured notes due September 15, 2011, in an underwritten public offering at an initial offering price of 103.5% of par.

Pilgrim’s Pride plans to use the proceeds from the sale of the notes to finance a portion of its acquisition of ConAgra Foods, Inc.’s chicken division, thereby reducing the 10.5% subordinated note to be issued to ConAgra Foods, Inc. in connection with this previously announced acquisition.

This announcement does not constitute an offer to sell or solicitation of an offer to buy the notes.

About Pilgrim’s Pride

Pilgrim’s Pride Corporation is the second-largest poultry producer in the United States – the third-largest in chicken and fifth-largest in turkey – and the second largest chicken company in Mexico. Pilgrim’s Pride employs more than 24,500 persons and operates processing and further processing plants, distribution centers, hatcheries and feed mills in Texas, Arkansas, Arizona, North Carolina, Pennsylvania, Virginia and West Virginia and in Mexico.

Pilgrim’s Pride products are sold to foodservice, retail and frozen entree customers. The Company’s primary distribution is through retailers and restaurants throughout the United States and in the Northern and Central regions of Mexico and to the foodservice industry nationwide in both countries

Important Legal Information

Investors and security holders are urged to read the proxy statement regarding the proposed transaction with ConAgra when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by Pilgrim’s Pride Corporation and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed with the SEC by Pilgrim’s Pride Corporation, at the SEC’s web site at www.sec.gov. The proxy statement, and other related documents filed with the SEC by Pilgrim’s Pride Corporation, may also be obtained for free by directing a request to Pilgrim’s Pride Corporation at 110 South Texas, Pittsburg, Texas, 75686. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Pilgrim’s Pride Corporation stockholders to approve the transaction at the following address: 110 South Texas, Pittsburg, Texas, 75686.

Contact:

Richard A. Cogdill

Chief Financial Officer

540/896-0406